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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of our report dated February 18, 2000, with respect to the consolidated financial statements and schedule of EndoSonics Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999:

     Form S-8 No. 333-95633 pertaining to the Non-statutory Stock Option
          Agreement between Robrecht L.W. Michiels and EndoSonics Corporation and the Microsound Corporation 1997 Stock Plan

     Form S-8 No. 33-95639 pertaining to the EndoSonics Corporation 1998 Stock
          Option Plan

     Form S-8 No. 333-95635 pertaining to the EndoSonics Corporation 1999
          Non-statutory Stock Option Plan

     Form S-8 No. 333-74639 pertaining to the Navius 1996 Stock Option Plan

     Form S-8 No. 333-60827 pertaining to the EndoSonics Corporation 1998
          Employee Stock Purchase Plan and the EndoSonics Corporation 1998 Stock Option Plan

     Form S-8 No. 333-32273 pertaining to the EndoSonics Corporation Restated
          1988 Stock Option Plan Certain Option Grant to Mr. Salquist pursuant to a written Compensation Agreement and the Cardiometrics, Inc. 1995 Stock Incentive Plan

     Form S-8 No. 33-93330, 33-80880, 33-67734 and 33-48208 pertaining to the
          EndoSonics Corporation Restated 1998 Stock Option Plan


                                             /s/ ERNST & YOUNG LLP

Sacramento, California
March 28, 2000